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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                            HYBRID TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


               Nevada                                88-0490890
    (State or other jurisdiction           (IRS Employer Identification No.)
    of incorporation or organization)


                      5001 East Bonanza Road, Suite 138-145
                             Las Vegas, Nevada 89110
                    (Address of principal executive offices)

                                   -----------

                            Hybrid Technologies, Inc.
                           2006 Restricted Stock Plan
                            (Full title of the plan)

                                   -----------

                                 Holly Roseberry
                      President and Chief Executive Officer
                            Hybrid Technologies, Inc.
                      5001 East Bonanza Road, Suite 138-145
                             Las Vegas, Nevada 89110
                     (Name and address of agent for service)


                                 (818) 780-2403
          (Telephone number, including area code of Agent for Service)

                                   Copies to:
                            Michael J. Morrison, Esq.
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                                 (775) 827-6300
                                   ----------

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                         CALCULATION OF REGISTRATION FEE


                                                      Proposed
                                                      Maximum
                                      Proposed       Aggregate
Title of Securities  Amount to Be  Maximum Offering   Offering      Amount of
To Be Registered      Registered   Price Per Share     Price*   Registration Fee
-------------------  ------------  ----------------  ---------  ---------------

Common Stock,
$.001 Par Value
Per Share            3,000,000 shs     $10.35      $31,050,000.00   $3322.25
--------------------------------------------------------------------------------
        (*)Pursuant to Rule 457(h)(1), under the Securities Act of 1933, computed on the basis of the closing price of the Common Stock as reported in the over-the-counter market on March 20, 2006
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                                     PART I



              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1: PLAN INFORMATION.

        Not applicable.


ITEM 2: REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not applicable.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 000-33391, are hereby incorporated by reference in this Registration Statement:

         1. The Company's Annual Report under the Exchange Act for its fiscal year ended July 31, 2005, on Form 10-KSB, as filed with the Commission on October 26, 2005; its Quarterly Report for the three-month period ended October 31, 2005, on Form 10-QSB, filed with the Commission on December 15, 2005; and its Quarterly Report for the three-month period ended January 31, 2006, on Form 10-QSB, filed with the Commission on February 17, 2006.

         2. The Company's Registration Statement on Form 8-A12G under the Exchange Act, as filed with the Commission on December 7, 2001, together with Amendment No. 3 to the Company's Registration Statement on Form SB-2, filed with the Commission on October 31, 2001, and the description of common stock set forth therein, including any amendments or reports filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

                                       1

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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Chapter 78 - Private Corporations of Title 7 of the Nevada Revised Statutes (the "Act") including sections 78.751 and 78.7502, permits, in general, a Nevada corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The Act permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. The Act provides that the indemnification and advancement of expense provisions contained in the Act shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.


Article XIII of the Company's By-laws provides the following:

The Directors shall cause the Company to indemnify a Director or former Director of the Company and the Directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Company or a director of such corporation, including an action brought by the Company or corporation. Each Director of the Company on being elected or appointed is deemed to have contracted with the Company on the terms of the foregoing indemnity.

The Directors may cause the Company to indemnify an officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Company or corporation. In addition the Company shall indemnify the Secretary or an Assistance Secretary of the Company (if he is not a full time employee of The Company and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Company on the terms of the foregoing indemnity.


                                       2

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The Directors  may cause the Company to purchase and maintain  insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Company or as a director, officer, employee or agent of a corporation of which the Company is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS


Exhibits
--------
3.1 Articles of Incorporation of the Company, as currently in effect, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 filed with the Commission on May 29, 2001.

3.1a Certificate of Amendment to Articles of Incorporation filed October 27, 2004. (Incorporated by reference to Exhibit 3.1a to the Company's Current Report on Form 8-K, filed with the Commission on November 2, 2004.)

3.1b Form of Restatement of Articles of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1a to the Company's Quarterly Report on Form 10-QSB, filed with the Commission on December 15, 2004.)

3.1c* Certificate of Amendment to Articles of Incorporation filed effective March 9, 2005.

3.2                  By-Laws of the Company, incorporated herein by reference to
                     Exhibit 3.2 to the Company's Registration Statement on Form SB-2 filed with the Commission on May 29, 2001.

4.3*                 Hybrid Technologies, Inc. 2006 Restricted Stock Plan.

5.1* Opinion of Michael J. Morrison, Esq., counsel to the Company, regarding the legality of the Common Stock being registered.

23.1*                      Consent of Mason Russell West, LLC.
---------------------
* Filed herewith.


Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any

                                       3

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material  information  with respect to the plan of  distribution  not previously disclosed in this registration statement or any material change to such information in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or By-Laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       4

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on March 23, 2006.

                               HYBRID TECHNOLOGIES, INC.
                               (Registrant)

                               By:    /s/ Holly Roseberry
                               -------------------------------
                               Title:  President & CEO, Principal Executive
                                       Officer and Director


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.


        Signature                     Titles                     Date
        ---------                     ------                     ----


   /s/ Mehboob Charania             Treasurer, Secretary        March 23, 2006
                                    and Director
-------------------------
  Mehboob Charania




                                INDEX TO EXHIBITS
                              ------------------


Exhibits
--------

3.1c Certificate of Amendment to Articles of Incorporation filed effective March 9, 2005.

4.3   Hybrid Technologies, Inc. 2006 Restricted Stock Plan.

5.1 Opinion of Michael J. Morrison, Esq., counsel to the Company, regarding the legality of the Common Stock being registered.

23.1  Consent of Mason Russell West, LLC.


                                       5

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Exhibit 3.1c

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (Pursant to NRS 78.385 and 78.390 - After issuance of Stock)


1. Name of corporation: Whistler Investments, Inc.

2. The articles have been amended as follows: Article I of the Articles of Incorporation of the corporation is deleted in its entirety and the following is substituted therefor:

    " Article I. The name of the corporation is Hybrid Technologies, Inc."

    " Article III. The corporation shall have the authority to issue a total of Thirty-Two Million (32,000,000) shares, of which Twenty-Seven Million (27,000,000) shares shall be common stock, par value $.001 per share (the common stock) and Five Million (5,000,000) shares shall be preferred stock, par value $.001 per share (the preferred stock)."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is a majority.

4. Effective date of filing (optional): 03/09/2005

5. Officer Signature (required): /s/ Holly Roseberry
                                -----------------------------------------------
                                 Holly Roseberry, President and Chief Executive Officer


      EX-4.3


                            HYBRID TECHNOLOGIES, INC.

                           2006 RESTRICTED STOCK PLAN

1.       Purpose of the Plan

         The purpose of the Hybrid Technologies, Inc. 2006 Restricted Stock Plan is to provide for a plan pursuant to which the Board of Directors of Hybrid Technologies, Inc., a Nevada corporation, can issue stock as compensation for services rendered or to be rendered by eligible Participants (as defined below).

2.       Definitions

         Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

         (a) "Award" means a grant of Common Stock to a Participant under the Plan including, without limitation, a Restricted Stock Award.

         (b) "Award Agreement" means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

         (c) "Board" means the Board of Directors of the Corporation.

         (d) "Common Stock" means the common stock of the Corporation.

         (e) "Corporation"   means   Hybrid   Technologies,   Inc.,   a   Nevada
corporation.

         (f) "Date of Grant" means the date on which an Award under the Plan is made by the Board, or such later date as the Board may specify to be the effective date of the Award.


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         (g) "Effective  Date" means the Effective Date of this Plan, as defined in Section 8.1 hereof.

         (h) "Eligible Person" means any person who is an employee of or consultant or advisor to the Corporation and who provides bona fide services for the Corporation, where the services are not in connection with the offer or sale of securities in a capital raising transaction and where the services do not directly or indirectly promote or maintain a market for the Corporation's Common Stock. In no case shall an Award be made under the Plan where the Common Stock granted in the Award is not eligible for registration pursuant to Form S-8 (or any successor form promulgated for the same general purposes by the Securities and Exchange Commission) under the U.S. Securities Act of 1933, as amended.

         (i) "Fair Market Value" of a share of Common Stock as of a given date means the value as determined by the Board based on the recent trading history of the Common Stock in the over-the-counter market or, if the Common Stock is not traded in the over-the-counter market, the value as determined in good faith by the Board.

         (j) "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

         (k) "Plan" means the Hybrid Technologies, Inc. 2006 Restricted Stock Plan as set forth herein, as it may be amended from time to time.

         (l) "Restricted  Stock Award" means an award of restricted  stock under
Section 6 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Board are satisfied.


3.       Shares of Common Stock Subject to the Plan

         3.1.  Number of Shares.  Subject to the  following  provisions  of this
Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 3,000,000 shares of Common Stock. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or issued shares that have been reacquired by the Corporation. To the extent that any Restricted Stock
Award payable in Common Stock is forfeited, cancelled, returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

         3.2. Adjustments. If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or other change in corporate structure affecting the Common Stock, the Board may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 3.1 hereof and in outstanding Awards, (ii) the performance targets or goals applicable to any outstanding Awards or (iii) any other terms of an Award that are affected by the event.

4.       Administration of the Plan


                                       7

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         The Plan shall be  administered  by the Board.  Subject to the  express limitations of the Plan, the Board shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares subject to each Award, the time or times at which an Award will become vested, the performance criteria, business or performance goals or other conditions of an Award, and all other terms of the Award. The Board shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Board may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Board shall be final, conclusive, and binding upon all parties.



5.       Eligibility and Awards

         All Eligible Persons are eligible to be designated by the Board to receive an Award under the Plan. The Board has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares subject to the Awards that are granted under the Plan. To the extent not documented in a separate agreement, each Award will be evidenced by an Award Agreement in the form of Exhibit I hereto between the Corporation and the Participant that shall include such terms and conditions (consistent with the Plan) as the Board may determine; provided, however, that failure to issue an Award Agreement shall not invalidate an Award.

6.       Restricted Stock Awards

         6.1. Grant of Restricted Stock Awards. A Restricted Stock Award to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Board may determine ("Restricted Shares"). In connection with issuance of any Restricted Shares, the Board may (but shall not be obligated to) require the payment of a specified purchase price (which price may be less than Fair Market Value).

         6.2. Vesting Requirements. The restrictions imposed on Restricted Shares issued under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Board in the Award Agreement, any other agreement covering the Restricted Stock Award or the Board resolution authorizing the Restricted Stock award.

         6.3. Restrictions. Restricted Shares may not be transferred or assigned (except by will or by the laws of descent and distribution), or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Board. The Board may require the Participant to enter into an escrow agreement providing that the certificates representing the Restricted Shares will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

         6.4. Rights as a Stockholder. Subject to the foregoing provisions of this Section 6, the Participant will have all rights of a stockholder with respect to Restricted Shares held by him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.


7.       General Provisions


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         7.1.  Securities  Laws.  No shares of  Common  Stock  will be issued or
transferred   pursuant  to  an  Award  unless  and  until  all  then  applicable requirements imposed by United States and Canada federal, provincial and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. The Board may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the U.S. Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

         7.2. Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.


         7.3. Plan Binding on Transferees. The Plan shall be binding upon the Corporation, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

         7.4. Construction and Interpretation. Whenever used herein, unless the context requires otherwise, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Sections and paragraphs hereof are inserted for convenience and reference and constitute no part of the Plan.

         7.5. Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         7.6. Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Nevada.

8.      Effective Date, Termination and Amendment

         8.1. Effective Date. The Plan shall become effective on the date of its adoption by the Board.

         8.2. Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

         8.3. Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

EXHIBIT I


                             STOCK OPTION AGREEMENT
                             ----------------------

         This Stock Option Agreement (the "Agreement") is made and entered into as of _____________ , 200_, between Hybrid Technologies, Inc , a Nevada corporation (the "Company"), and _______________ ("Optionee").

         Witnesseth:
         WHEREAS, Optionee has rendered to the Company certain services and it is expected that Optionee will continue to render services to the Company; and

         WHEREAS, The Company wishes to compensate Optionee for such services by the grant of an option to purchase shares of the Company's Common Stock issued pursuant to the Company's 2006 Restricted Stock Plan.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and the Optionee, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby irrevocably grants to the Optionee, for the term and upon the conditions hereinafter provided, the right and option (the "Option") to purchase ________________ shares of the Company's Common Stock, par value $.001 per share (the "Stock"). The Optionee is limited in the amount of this Option it may exercise. In no event shall the Optionee be entitled to exercise any amount of this Option in excess of that amount upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934 (the 1934 Act") by the Optionee, and (2) the number of shares of Stock issuable upon the exercise of any Options then owned by Optionee, would result in beneficial ownership by the Optionee of more than 4.99% of the outstanding shares of Common Stock of the Company, as determined in accordance with Rule13d-1(j) under the 1934 Act. Furthermore, the Company shall not process any exercise that would result in beneficial ownership by the Optionee of more than 4.99% of the outstanding shares of Common Stock of the Company.


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

         2. Purchase Price. The purchase price of the Stock covered by this Option shall be _________ per share.

         3. Term of Option and Vesting of Stock. The term of the Option shall be for a period of five (5) years from the date hereof, at which time the Option shall automatically terminate, subject to earlier termination as provided in paragraph 6 hereof and extension as provided in paragraph 9 hereof. The Option shall become exercisable on the following basis:

          Date                            Amount of Option Exercisable
          ----                            ----------------------------

         4. Optionee's Right As Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Stock covered by the Option until the date of the exercise of the Option and the issuance of the shares of Stock granted pursuant to the Option and then only to the extent that there has been issued one or more certificates for such shares of Stock to said Optionee upon the due exercise in whole or in part of the Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

         5. Nontransferability and Representations of Optionee. This Option shall not be transferable, and the Option may be exercised only by the Optionee. Furthermore, the Option (a) may not be assigned or transferred, pledged, or hypothecated in any way, (b) shall not be assignable or transferable by operation of law, and (c) shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without force or effect.

         6. Changes in Capital Structure. The number of shares of Stock covered by the Option, and the price per share thereof as set forth in this Agreement, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of the Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock of the Company) or any other increase or decrease in the number of the shares of Common Stock of the Company effected without receipt of consideration by the Company.
         If the Company shall be the surviving corporation in any merger of consolidation, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger of consolidation in which the Company is not the surviving corporation shall cause the Option to terminate, provided that the Optionee shall, in such event, have the right during the twenty-one (21) day period immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, as the case may be, to exercise this Option in whole or in part. The Company shall provide at least thirty (30) days' notice to the Optionee of any such pending dissolution, liquidation, or merger or consolidation in which the Company is not the surviving corporation, and shall inform the Optionee of the right to exercise the Option within the specified twenty-one (21) day period.
         In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value, such change shall be deemed to be the Stock within the meaning of the Option.
         To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board of Directors in their sole and absolute discretion and the Board of Directors' determination in the respect shall be final, binding and conclusive.
         Except as expressly provided above in this paragraph 6, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the Option.
         The grant of the Option to the Optionee pursuant to the Agreement shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of the Company's capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of the Company's business or assets.
         No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or property) or distributions or other rights for which the record date is prior to the date a certificate or certificates is or are issued to the Optionee with respect to the Optionee's exercise of this Option, except as expressly provided in this paragraph 6.
         Any fractional shares of any class of stock or securities resulting from any adjustments provided for in this paragraph 6 shall be disregarded; under no circumstances shall the Company (or any other corporation) be required to issue or transfer any fractional shares of any class of stock or securities of the Company (or of any other corporation) as a result of any adjustments provided for in this paragraph 6 or to pay for, or otherwise compensate the holder of the Option for, any such fractional shares not so issued or transferred.

         7. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option shall be exercised by the Optionee by the delivery of written notice to the Treasurer of the Company at the Company's principal office within the time period as specified in paragraph 3 hereof (or within the time periods specified in other applicable paragraphs hereof referred to in paragraph
3). Such notice shall (a) state the election to exercise the Option, (b) specify the number of shares to which the election applies, and (c) specify the address to which the certificate or certificates for such shares of Stock is or are to be mailed and all other pertinent information. Such notice shall be accompanied by payment of the full purchase price of such shares of Stock. Payment of the purchase price shall be made in United States currency and may be paid in cash or by check payable to the order of the Company. The certificate or certificates for the shares of Stock as to which the Option shall have been so exercised shall be registered in the name of the Optionee and shall be delivered as provided in the aforesaid notice.

         8. General.
              (a) The Company shall (1) at all times during the terms of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement, (2) shall pay all original issue and transfer taxes with respect to the issue and transfer of shares of Stock pursuant to this Option and all other fees and expenses necessarily incurred by the Company in connection therewith, and (3) shall from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.


14

              (b) The Company shall not be required to sell or issue any shares of the Stock under this Option Agreement if the sale or issuance of such shares of Stock would constitute a violation by Optionee or the Company of any provisions of any federal or state law, rule or regulation, or of any provisions of any rule or regulation of any governmental authority (including, without limitation, any federal or state securities laws, rules and regulations). The Company shall not be obligated to take any other affirmative action in order to cause the exercise of the Option, or the issuance of shares of Stock pursuant thereto, to comply with any such, law rule or regulation.
              (c) The Company shall not be required to sell or issue any shares of the Stock under this Option Agreement if the delivery by Optionee of the notice specified in paragraph 7 hereof is either (x) after the date of termination of Optionee's employment or other engagement by the Company, or (y) after the date of Optionee's resignation from employment or other engagement by the Company.

         9. Modification, Extension and Renewal of Option. The Board of Directors of the Company may modify, extend, or renew the Option beyond the term specified in paragraph 3, or accept the surrender of the Option (to the extent not theretofore exercised).

         10. No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Optionee to exercise the Option.

         11. Construction. This   Option   Agreement   shall   be  construed  in
accordance with, and shall be governed by, the laws of the State of Nevada.

         12. Waiver. No waiver by any party hereto of any breach of any covenant, condition, or agreement hereof on the part of the parties hereto to be kept and performed shall be considered to constitute a waiver of any such covenant, condition or provision, or of any subsequent breach thereof.

         13. Severability. In the event any court of competent jurisdiction shall declare any portion of this Option Agreement to be invalid, the remainder of this Agreement shall not be invalidated thereby, but shall remain in full force and effect.

         14. Notices. Unless otherwise provided in this Option Agreement, no notice, request, consent, approval, acceptance, waiver or other communication which may be or is required or permitted to be given under this Agreement shall be effective unless the same is in writing and is either hand delivered or sent by registered or certified mail, return receipt requested, first-class postage prepaid, (1) if to the Optionee to ________________________and (2) if to the Company, to _______________________, or at any other address that may be given by one party to the other party by notice pursuant to this paragraph 14. Unless otherwise provided in this Option Agreement, such notices, requests, consents, approvals, acceptances, waivers or other communications, if sent by registered or certified mail in accordance with this paragraph 14, shall be deemed to have been given at the time of mailing.

         15. Entire Agreement. This Option Agreement incorporates the terms and conditions of the Plan and, together with such terms and conditions, contains all of the agreements and understandings between the parties hereto. No oral agreements or written correspondence shall be held to affect the provisions hereof. All subsequent changes and modifications, to be valid, shall be by written instrument executed by the Company and the Optionee.





              IN WITNESS HEREOF, the Company, by its duly authorized officers, and the Optionee has caused this Option Agreement to be executed and sealed, as of the day and year first above written.

              ATTEST:                              COMPANY:
                                                   HYBRID TECHNOLOGIES, INC.

                                                                        (SEAL)
              ----------------------               ---------------------
                                 OPTIONEE:

                                               (SEAL)
                             -------------------

EXHIBIT 5.1

                                       Document is copied.


                                      [LETTERHEAD OF MICHAEL J. MORRISON, ESQ.]

March 23, 2006

Hybrid Technologies, Inc.
5001 East Bonanza Road, Suite 138-144
Las Vegas, NV 89110

Gentlemen:

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") of Hybrid Technologies, Inc., a Nevada corporation (the "Company"), filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested by the Company to furnish our opinion as to the legality of up to 3,000,000 shares of Common Stock, par value $.001 per share, of the Company (the "Shares"), reserved for issuance under the Company's 2006 Restricted Stock Plan (the "Plan").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"): (i) the Registration Statement on Form S-8, (ii) the Articles of Incorporation of the Company, as amended on or before today's date, (iii) the By-Laws of the Company, as amended on or before today's date, (iv) the Plan and (v) those corporate records, agreements and other instruments of the Company, and all other certificates, agreements and documents, that we have considered relevant and necessary as a basis for the opinion expressed in this letter.

         In our examination of the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against each party to them, the legal capacity of all individuals who have executed any of the Documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all these latter documents. As to certain matters of fact, we have relied on representations, statements or certificates of officers of the Company.

         Based upon the above, and subject to the stated assumptions, we are of the opinion that, when issued in accordance with the terms of the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         Please be advised that my opinion is based on Nevada law and applicable federal laws.


 Very truly yours,

/s/ Michael J. Morrison
MICHAEL J. MORRISON, ESQ.

      EX-23.1 OTHERDOC




                                           Document is copied.
EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Mason Russell West, LLC, hereby consent to the use of our opinion dated October 21, 2005, on the financial statements and schedules of Hybrid Technologies, Inc. (formerly Whistler Investments, Inc.) as of July 31, 2005, for filing with the Hybrid Technologies, Inc. Form S-8.

                                        /s/ Mason Russell West, LLC
                                        ----------------------------------------
                                        Mason Russell West LLC
Dated: March 23, 2006